Exhibit (h)(f)(3)
May 1, 2011
Mr. Robert Triano
Vice President
State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105
Re: Pacific Life Fund Advisors LLC, Pacific Life Insurance Company and Pacific Select Fund — Service Agreement
Reference is made to the Service Agreement between us dated as of January 1, 2008 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.

Additions:
Inflation Protected
Portfolio Optimization Conservative
Portfolio Optimization Moderate-Conservative
Portfolio Optimization Moderate
Portfolio Optimization Growth
Portfolio Optimization Aggressive-Growth
In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as the custodian with respect to the fund changes. A current schedule A to the agreement is attached hereto.
Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.
Very truly yours,

Pacific Life Fund Advisors LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Secretary

Pacific Life Insurance Company

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Secretary

Pacific Select Fund

By:	/s/ Howard T. Hirakawa	By:	/s/ Jane M. Guon
Name: Howard T. Hirakawa		Name: Jane M. Guon
Title: Vice President		Title: Secretary

Accepted:
State Street Bank and Trust Company

By:	/s/ Michael F. Rogers
Name: Michael F. Rogers
Title: EVP

Schedule A — Services Agreement
List of Portfolios
As of May 1, 2011
(Between Pacific Life Fund Advisors LLC, Pacific Life Insurance Company, Pacific Select Fund and State Street Bank and Trust Company.)
Fixed Income Portfolios:
Cash Management
Diversified Bond
Floating Rate Loan
High Yield Bond
Inflation Managed
Inflation Protected
Managed Bond
Short Duration Bond
U.S. Equity Portfolios
American Funds® Growth
American Funds® Growth-Income
Comstock
Dividend Growth
Equity Index
Focused 30
Growth LT
Large-Cap Growth
Large-Cap Value
Long/Short Large-Cap
Main Street® Core
Mid-Cap Equity
Mid-Cap Growth
Mid-Cap Value
Small-Cap Equity
Small-Cap Growth
Small-Cap Index
Small-Cap Value
Sector Portfolios:
Health Sciences
Real Estate
Technology
Non-U.S. Equity Portfolio:
Emerging Markets
International Large-Cap
International Small-Cap
International Value
Asset Allocation/Balanced Portfolios
American Funds® Asset Allocation
Pacific Dynamix— Conservative Growth
Pacific Dynamix— Moderate Growth
Pacific Dynamix— Growth
Portfolio Optimization Conservative
Portfolio Optimization Moderate-Conservative
Portfolio Optimization Moderate
Portfolio Optimization Growth
Portfolio Optimization Aggressive-Growth

Page 2 to Schedule A to the Service Agreement As of May 1, 2011
Pacific Dynamix Underlying Portfolios:
PD Aggregate Bond Index
PD High Yield Bond Market
PD Large-Cap Growth Index
PD Large-Cap Value Index
PD Small-Cap Growth Index
PD Small-Cap Value Index
PD International Large-Cap
PD Emerging Markets